UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

CONNEXIONONE CORP.

(Exact name of Company as specified in its charter)

North Carolina	000-50075	30-1252905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Ave, 2nd Floor

Suite 2061

Palo Alto, CA 94301

(Address of principal executive offices) (Zip Code)

+ 1-408-533-8155

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024 the Company’s Board of Directors unanimously approved the resignation of Christine Chang as the Company’s CEO, effective August 31, 2024. Ms. Chang will continue to serve as a director of the Company. The resignation was for personal reasons and not as a result of any disagreement with the Company of actions or policies. Ms. Chang has been shown a copy of this Form 8-K before its filing.

On September 5, 2024, the Company’s Board of Directors also approved the vesting of 880,250 restricted stock units (“RSUs”) to Ms. Change which represents 25% of the RSUs previously granted to her as representing a pro rata allocation based on time served.

On September 5, 2024, the Company’s Board of Directors also appointed Chris Chang, founder of the Company and its former CEO as CEO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConneXionONE Corp.

Dated: September 9, 2024	By:	/s/ Chris Chang
Chris Chang, Chief Executive Officer

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